EXHIBIT 99.9

TIB FINANCIAL CORP. EMPLOYEE STOCK OWNERSHIP PLAN WITH 401(K) PROVISIONS

NON-TRANSFERABLE SUBSCRIPTION RIGHTS ELECTION FORM

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN TIB FINANCIAL CORP.’S PROSPECTUS DATED DECEMBER [—], 2010 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE INFORMATION AGENT, PHOENIX ADVISORY PARTNERS, LLC, BY CALLING (800) 576-4314 (TOLL FREE).

TIB Financial Corp. (the “Company”) is offering (the “Rights Offering”) to its shareholders of record as of 4:01 p.m., New York City time, on July 12, 2010 (the “Record Date”) non-transferable rights (each, a “Subscription Right”) to purchase up to an aggregate of 1,488,792 shares of the Company’s common stock, $0.10 par value (the “Common Stock”), at a subscription price of $15.00 per full share (the “Subscription Price”). Each shareholder of record as of the Record Date will receive, at no charge, ten Subscription Rights for each pre-split share of Common Stock owned on the Record Date. Each Subscription Right will allow the holder thereof to subscribe to purchase one one-hundredth (1/100th) of a share of Common Stock at the Subscription Price. Fractional shares of our common stock resulting from the exercise of the Subscription Rights will be eliminated by rounding down to the nearest whole share.

You have been granted the number of Subscription Rights indicated in the table below. The number of shares of Common Stock that you are eligible to subscribe for was determined by multiplying the number of Subscribing Rights you are receiving (which is equivalent to ten times the number of shares you owned on the Record Date) by one one-hundredth (1/100th) and, if there was a fraction remaining, rounding down to the nearest whole number.

Account of [—] in the TIB Financial Corp Employee Stock Ownership Plan With 401(k) Provisions
Subscription Rights	Maximum Number of Shares Eligible for Subscription
[—]	[—]

For a more complete description of the terms and conditions of the Rights Offering, please refer to the Offering Prospectus, which you should read carefully in its entirety. Please also read carefully accompanying Important Information on the Rights Offer which has been provided to you with this Subscription Rights Election Form.

Election Deadline. To exercise the Subscription Rights held by your 401(k) Plan account and purchase shares of Common Stock, you must complete this Election Form and deliver it to

Ingham Retirement Group, by no later than 5:00 p.m., New York City time, on January 4, 2011, unless the Company decides, in its sole discretion, to extend the deadline or cancel the Rights Offering earlier. NOTE: This is earlier than the deadline that applies if you are exercising your Subscription Rights with respect to shares of Common Stock that you may hold outside of the 401(k) Plan.

PART 1: EXERCISE OF SUBSCRIPTION RIGHTS

A.	I irrevocably exercise my Subscription Rights and subscribe for the following number of shares of Common Stock:

             shares of Common Stock

B.	The Total Subscription Price (Line A multiplied by $15.00): $

PART 2: PAYMENT INSTRUCTIONS AND OTHER TERMS AND CONDITIONS

By executing this Subscription Rights Election Form, the undersigned hereby acknowledges and agrees to the following terms and conditions:

1.	I authorize Reliance Trust Company, the 401(k) Plan’s Trustee, and its agents, to liquidate all or a portion of the value of the Fidelity Retirement Money Market Fund under my 401(k) Plan account in an amount equal to the Total Subscription Price shown on line B of Part 1.

2.	If the Subscription Price exceeds the closing price of the Common Stock on January 7, 2011, none of the Subscription Rights held by the 401(k) Plan, including those held in my 401(k) Plan account, will be exercised and those Subscription Rights will expire.

3.	If the value of the Fidelity Retirement Money Market Fund in my 401(k) Plan is not equal to or greater than the Total Subscription Price shown on line B of Part 1, none of the Subscription Rights held in my 401(k) Plan account will be exercised and those Subscription Rights will expire.

4.	Book Entry Shares (in lieu of Certificates) representing shares of Common Stock duly subscribed and paid for will be issued as soon as practicable after the termination of the Rights Offering in accordance with the terms of the Prospectus. I understand that these shares of Common Stock will be credited to my 401(k) Plan account and will not be issued to me personally.

5.	I agree to all the terms and conditions of this Subscription Rights Election Form and also those of the Prospectus, which is incorporated in this Subscription Rights Election Form by reference.

6.	I understand that if I do not properly complete and sign this Subscription Rights Election Form, it will be invalid, which may prohibit me from exercising any of the Subscription Rights held by my 401(k) Plan account.

PART 3: YOUR SIGNATURE

Participant’s Signature*

Date

*	If this Subscription Rights Election Form is being signed on your behalf by your attorney, executor, administrator, guardian or other fiduciary, the person signing must give his or her full title in that capacity, and the proper evidence of authority to act in such capacity must be furnished to the Company upon request (see Part 4 below).

PART 4: RETURN DELIVERY INSTRUCTIONS

Return this Election Form to Ingham Retirement Group by First-Class Mail, Overnight Courier or Hand-Delivery to the address below (Note: A self-addressed envelope has been attached to this Subscription Rights Election Form for your convenience):

Ingham Retirement Group

Attention: Juanita Arias

9155 South Dadeland Blvd.

Suite 1512

Miami, FL 33156

NO OTHER METHODS OF DELIVERY WILL BE ACCEPTED.

THIS SUBSCRIPTION RIGHTS ELECTION FORM MUST BE ACTUALLY RECEIVED BY INGHAM RETIREMENT GROUP, NOT SIMPLY POSTMARKED, AT ONE OF THE DESIGNATED ADDRESSES ABOVE, NO LATER THAN 5:00 P.M. ON JANUARY 4, 2011. ELECTION FORMS RECEIVED AFTER THE DEADLINE WILL BE INVALID.

PART 5: ADDITIONAL INFORMATION

FOR ADDITIONAL INFORMATION CONCERNING THE RIGHTS OFFERING, PLEASE CONTACT OUR INFORMATION AGENT, PHOENIX ADVISORY PARTNERS, LLC, BY CALLING (800) 576-4314 (TOLL FREE).

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